Exhibit 10.1

STOCKHOLDERS’ AGREEMENT
This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of July 14, 2016 by and among CMC Industries, Inc., a Texas corporation (the “Company”), CMC Acquisition LLC, a Delaware limited liability company (“CMCA”), CRIC TRT Acquisition LLC, a Delaware limited liability company (“CRIC”), and each Person that may execute this Agreement from time to time hereafter (collectively with CRIC, the “Other Stockholders”).
PRELIMINARY STATEMENTS
CMCA and the Other Stockholders desire to enter into this Agreement to set forth the terms and conditions of the ownership, management and operation of the Company, as well as certain restrictions on the disposition of their shares of capital stock of the Company and other agreements with respect to such shares, all upon the terms, conditions and provisions set forth herein.
AGREEMENTS
Intending to be legally bound, the parties agree as follows:
1.Definitions. The following defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I.

“Additional Securities” has the meaning set forth in Section 8(a).
“Affiliate” means, with respect to any Person, (a) any other Person that controls, is controlled by, or is under common control with such Person, (b) any officer, director or shareholder of such Person, and (c) any parent, sibling, descendant or spouse of such Person or of any of the Persons referred to in clauses (a) and (b) or anyone sharing a home with such Person or any of the Persons referred to in clauses (a) and (b). For purposes of this definition, the term “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Affiliate Contract” has the meaning set forth in Section 3(e).
“Agreement” means this Agreement, as amended, modified or supplemented from time to time.
“Board” has the meaning set forth in Section 3(a).
“Bound Party” has the meaning set forth in Section 12(b).
“CMCA” has the meaning set forth in the introductory paragraph.
“CMCA Designee” has the meaning set forth in Section 3(a).
“CMCA Parties” has the meaning set forth in Section 3(f)(i).
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Shares” means the shares of any class or series of the Company’s common stock issued by the Company from time to time, and any securities issued or issuable with respect to such shares, whether pursuant to a stock dividend, stock split, reclassification or similar action, or pursuant to an exchange, merger, reorganization, recapitalization or similar transaction.
“Company Election Period” has the meaning set forth in Section 4(c)(i)(A).
“Company Subsidiaries” means the Company and all of its direct or indirect subsidiaries from time to time.
“Confidential Information” has the meaning set forth in Section 12(b).
“CRIC” has the meaning set forth in the introductory paragraph.
“CRIC Designee” has the meaning set forth in Section 3(a).

Exhibit 10.1

“CRIC Parties” has the meaning set forth in Section 3(f)(ii).
“Deed of Trust” means that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, dated March 12, 2015, from TRT LeaseCo, LLC, a Delaware limited liability company, to Malcolm Morris (as Deed of Trust Trustee) for the benefit of Wells Fargo Bank Northwest, N.A., as trustee.
“Election Period” has the meaning set forth in Section 4(c)(ii).
“Excluded Issuances” has the meaning set forth in Section 8(d).
“Fully Diluted Basis” means the number of Shares which would be outstanding, as of the date of computation, if all Share Equivalents had been converted or exercised, regardless of whether they are then convertible or exercisable by their terms or otherwise, but excluding any Shares which are not vested as of the date of computation.
“Loaned Amount” has the meaning set forth in Section 15(a).
“Management Services Agreement” has the meaning set forth in Section 3(e)(i).
“Note” means that certain 4.07% Senior Secured Note (No. R-1), Due May 15, 2034, with an initial principal face amount of $182,666,908.56, made by TRT LeaseCo, LLC, a Delaware limited liability company, in favor of Wells Fargo Bank Northwest, N.A., as trustee.
“Offer Shares” has the meaning set forth in Section 6(a).
“Offeree Stockholders” has the meaning set forth in Section 6(a).
“Other Business” has the meaning set forth in Section 3(f)(i).
“Other Stockholders” has the meaning set forth in the introductory paragraph.
“Participating Stockholder” has the meaning set forth in Section 8(a).
“Participation Notice” has the meaning set forth in Section 8(a).
“Permitted Transfer” has the meaning set forth in Section 4(b).
“Person” means and includes any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.
“Preemptive Rights Notice” has the meaning set forth in Section 8(a).
“Prime Rate” means the current rate of interest per annum announced from time to time by Citibank N.A. (or its successor) as its prime rate in New York, New York, or, if Citibank N.A. shall cease to announce such rate, then the current rate published as the prime rate in The Wall Street Journal.
“Proposed Seller(s)” has the meaning set forth in Section 6(a).
“Pro Rata Portion” means, with respect to a Stockholder, a fraction, the numerator of which is the total number of Common Shares owned by such Stockholder, and the denominator of which is the total number of Common Shares then outstanding, on a Fully-Diluted Basis.
“Public Offering” means a public offering of Shares (or the securities of any successor to the Company) pursuant to an effective registration statement under the Securities Act which is underwritten by a firm of national standing.
“Sale Notice” has the meaning set forth in Section 6(a).
“Securities Act” means the Securities Act of 1933.
“Shares” collectively means the Common Shares.

Exhibit 10.1

“Share Equivalents” means warrants, options or other rights to subscribe for, purchase or otherwise acquire Shares issued by the Company from time to time, and any securities convertible into or exchangeable for Shares, together with any securities issued or issuable with respect to such warrants, options, rights or securities, whether pursuant to a stock dividend, stock split, reclassification or similar action, or pursuant to an exchange, merger, reorganization, recapitalization or similar transaction.
“Stock Purchase Agreement” means the Stock Purchase Agreement, dated May 17, 2016, by and among CMCA, CRIC and BNSF-Delpres Investments Ltd., an Ontario corporation.
“Stockholder” means, collectively, CMCA, CRIC and any other Person to whom Shares are issued or sold by the Company or any transferee and who joins in and agrees to be bound by this Agreement as a Stockholder.
“Tag-Along Shares” has the meaning set forth in Section 6(b).
“Tag-Along Right” has the meaning set forth in Section 6(b).
“Tag-Along Seller” has the meaning set forth in Section 6(b).
“Third Party” means any Person who, immediately prior to the contemplated transaction, is not a Stockholder, an Affiliate of any Stockholder or a Permitted Transferee of any such Stockholder.
“Transfer” means any sale, disposition, assignment, pledge, hypothecation, encumbrance or other transfer of any Share.
“Transfer Notice” has the meaning set forth in Section 4(c)(i).
“Transfer Shares” has the meaning set forth in Section 4(c)(i).
“Transferring Stockholder” has the meaning set forth in Section 4(c)(i).
2.Representations, Warranties and Agreements Related to the Issuance and Sale of Shares. Each Stockholder hereby represents and warrants to the Company, and each Transferee of Shares shall be deemed to represent and warrant to the Company and each other Stockholder upon the Transfer of Shares to such Transferee, that:
(a)such Person is acquiring the Shares being acquired by him, her or it for investment and not with a view to distributing all or any part thereof in any transactions which would constitute a “distribution” within the meaning of the Securities Act;
(b)such Person acknowledges that the Shares have not been registered under the Securities Act or any state securities law, and the Company is under no obligation to file a registration statement with the Securities and Exchange Commission or any state securities commission with respect to the Shares;
(c)such Person has such knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Shares;
(d)such Person is able to bear the economic risk of his, her or its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available;
(e)such Person or entity is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act);
(f)such Person or entity understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Person or entity) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, that such exemption is currently not available and that, if applicable, Rule 144 may in many instances afford the basis for sales only in very limited amounts;
(g)such Person has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares;
(h)such Person has had full access to such information and materials concerning the Company and the Company Subsidiaries as such Person has requested, and the Company has answered all inquiries that such Person has made to the Company relating to the Company or the sale of the Shares;
(i)such Person has not and shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement;
(j)the execution, delivery and performance of this Agreement by such Person do not and shall not conflict with, violate or cause a breach of any contract or instrument to which such Person is a party, or judgment, order or decree to which such Person is subject;

Exhibit 10.1

(k)such Person has executed and delivered this Agreement to the Company with full legal capacity, and this Agreement constitutes the legally binding obligation of such Person, enforceable against such Person in accordance with its terms; and
(l)if such Person is or at any time becomes a married person, upon the request of the Company, such Person shall cause his or her spouse, acting with full legal capacity, to execute and deliver a Spousal Consent in the form attached hereto as Exhibit B to the Company.

3.Management.

(a)Voting Agreement. The Stockholders shall vote all of the Shares now or hereafter acquired by them and any other voting securities of the Company over which they have voting control, and each of them shall take all other necessary or desirable actions within its control, and the Company shall take all necessary and desirable actions within its control, in order to (i) cause the Board of Directors of the Company (the “Board”) to be at least 80% filled by the designees of CMCA (each a “CMCA Designee”) and (ii) to cause at least two members of the Board to be designees of CRIC (each a “CRIC Designee”). The Board shall initially consist of ten (10) persons. CMCA hereby designates Hassan R. Baqar, Hassan Sajjad Baqar, Samuel Duprey, John T. Fitzgerald, Leeann H. Repta, Gregory P. Hannon, Peter Dikeos and Joseph D. Stilwell as the initial CMCA Designees on the Board. CRIC hereby designates Leo Schwartz and Larry Krauss as the initial CRIC Designees on the Board. CMCA shall have the power to remove or replace any CMCA Designee at any time, and CRIC shall have the power to remove or replace any CRIC Designee at any time.

(b)Indemnification and Exculpation Rights. To the fullest extent permissible under applicable law, each member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c)Payment to Board Members. Individuals serving on the Board shall not be entitled to any fees or other compensation with respect to such service; provided, however, that the Company may reimburse members of the Board for any reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board.

(d)Actions Requiring Certain Approval.
(i)The consent of CMCA shall be required to take any of the following actions with respect to the Company or any Company Subsidiary:

(A)to amend the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, partnership agreement or any analogous governing documents of the Company or any Company Subsidiary;

(B)to cause or permit the liquidation, dissolution or winding up of the Company;

(C)to enter into any agreement contemplating or related to (in a single transaction or in a series of related transactions) the sale, divestiture or liquidation of the Company or any Company Subsidiary to any Person, or any similar transaction (in each case, whether by merger, consolidation, sale or transfer of equity interests, debt or assets, reorganization, recapitalization or otherwise);

(D)to make any acquisition of the equity interests of any Person or acquire any assets outside of the ordinary course of business;

(E)to (or cause or allow any Company Subsidiary to) enter into any loan agreement, credit or debt agreement, issue or incur any indebtedness, re-finance or amend the terms, conditions or documentation evidencing any existing indebtedness, or guarantee, directly or indirectly, any indebtedness;

Exhibit 10.1

(F)to declare any distribution to the holders of Shares, either in cash, Company property or otherwise, other than with respect to any distribution authorized by the Board in accordance with Section 3(g)(i);

(G)to issue any Shares for any reason whatsoever or authorize, issue or create by reclassification or otherwise any additional class or series of shares of equity interests in the Company, or securities convertible into such equity interests, or increase the number of authorized Shares of any class of equity interests in the Company or any Company Subsidiary

(H)to enter into any new line of business;

(I)to approve, execute or undertake any transaction or agreement between a Stockholder or an Affiliate of a Stockholder and the Company;

(J)to terminate, demote or substantially change the duties or position of any person who holds a senior management position in the Company or any other Company Subsidiary, or hire or promote any person who, upon such hiring or promotion, would hold a senior management position in the Company or any other Company Subsidiary, whether an employee, officer, independent contractor, member of the Board or otherwise; or

(K)to make a change to the Company’s independent accountants or make any change to the Company’s (and the Company Subsidiaries’) significant tax or accounting policies.

(ii)An affirmative vote of the Stockholders holding not less than 90% of the issued and outstanding Shares entitled to vote shall be required for the Company or any Company Subsidiary to (in a single transaction or in a series of related transactions) sell all or substantially all of its assets to any Person or to enter into any agreement pursuant to which all or substantially all of its assets will be sold to any Person.

(iii)Board approval including the approval of the CRIC Designees shall be required for the Company or any Company Subsidiary to enter into any Affiliate Contract with a CMCA Party that is not on terms and conditions that are at least as favorable to the Company or Company Subsidiary (as the case may be) as would be obtainable in an arm’s-length transaction.

Notwithstanding anything to the contrary contained herein, the Stockholders acknowledge that the Company is entering into both (i) the Management Services Agreement and (ii) that certain Second Amended and Restated Kingsway Affiliated Group Tax Allocation Agreement dated as of December 1, 2013, and no additional approval hereunder shall be required with respect to such contracts or the performance thereof.
(e)Personal Services; Compensation.

(i)No Stockholder shall be required to perform services for the Company solely by virtue of being a Stockholder. The Stockholders hereby acknowledge that one or more Affiliates of CMCA and CRIC are parties to a Management Services Agreement of even date herewith by and between (A) DGI-BNSF Corp., a Delaware corporation (“DGI-BNSF”), and (B) the Company’s indirect wholly owned subsidiary, TRT LeaseCo, LLC (the “Management Services Agreement”), pursuant to which services will be performed for TRT LeaseCo, LLC in consideration for the consideration specified therein.

(ii)Any Stockholder or an Affiliate of any Stockholder shall have the right to contract or otherwise deal with the Company for the sale of goods and services to the Company (an “Affiliate Contract”) if (i) compensation paid or promised for the goods and services is reasonable and is paid only for goods and service actually furnished to the Company; (ii) the goods or services to be furnished are reasonable for and necessary to the Company; (iii) the fees, terms and conditions of the transaction are at least as favorable to the Company as would be obtainable in an arm’s-length transaction; and (iv) the Board, in the exercise of its reasonable good faith judgment, approved the Affiliate Contract.

(f)Other Business Interests.

(i)    Nothing in this Agreement shall be deemed to restrict in any way the rights of CMCA, any Affiliate of CMCA, or any CMCA Designee (collectively, the “CMCA Parties”) to conduct any other business or activity whatsoever, and the CMCA Parties shall not be accountable to the Company or to any other Stockholder

Exhibit 10.1

with respect to any such business or activity. The Stockholders expressly acknowledge and agree that (i) the CMCA Parties are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company Subsidiaries, including through the Company Subsidiaries (“Other Business”); (ii) the CMCA Parties have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company Subsidiaries; (iii) none of the CMCA Parties will be prohibited by virtue of their investment in the Company or the Company Subsidiaries from pursuing or engaging in any such activities; (iv) none of the CMCA Parties will be obligated to inform or present the Company Subsidiaries or the Board or board of managers or board of directors of any such opportunity, relationship or investment, so long as not arising from relationships directly related to the Company and its operations; (v) the other Stockholders will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any CMCA Party or any of their Affiliates; and (vi) the involvement of any CMCA Party or any of their Affiliates in any Other Business will not constitute a conflict of interest by such Persons with respect to any Company Subsidiary or any of its or their shareholders or members. Each Stockholder waives any rights he, she or it might otherwise have to share or participate in such other interests or activities of the CMCA Parties.
(ii)    Nothing in this Agreement shall be deemed to restrict in any way the rights of CRIC, any Affiliate of CRIC, or any CRIC Designee (collectively, the “CRIC Parties”) to conduct any other business or activity whatsoever, and the CRIC Parties shall not be accountable to the Company or to any other Stockholder with respect to any such business or activity. The Stockholders expressly acknowledge and agree that (i) the CRIC Parties are permitted to have, and may presently or in the future have, Other Business; (ii) the CRIC Parties have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company Subsidiaries; (iii) none of the CRIC Parties will be prohibited by virtue of their investment in the Company or the Company Subsidiaries from pursuing or engaging in any such activities; (iv) none of the CRIC Parties will be obligated to inform or present the Company Subsidiaries or the Board or board of managers or board of directors of any such opportunity, relationship or investment, so long as not arising from relationships directly related to the Company and its operations; (v) the other Stockholders will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any CRIC Party or any of their Affiliates; and (vi) the involvement of any CRIC Party or any of their Affiliates in any Other Business will not constitute a conflict of interest by such Persons with respect to any Company Subsidiary or any of its or their shareholders or members. Each Stockholder waives any rights he, she or it might otherwise have to share or participate in such other interests or activities of the CRIC Parties.
(iii)    Each Stockholder understands and acknowledges that the conduct of the Company’s business may involve business dealings and undertakings with Stockholders and their Affiliates. In any of those cases, except as provided in this Section 3(f), those dealings and undertakings shall be at arm’s length and on commercially reasonable terms and must, in each case, be approved by the Board.
(g)Distributions.

(i)The Company will make a quarterly distribution (at the end of each calendar quarter) to the Stockholders in accordance with their respective Pro Rata Portions to the extent that the Board determines in its reasonable discretion that the Company has excess cash (net of any estimated tax liabilities or other reasonably anticipated expenses or obligations of the Company) properly available to make any such distribution.

(ii)Other than as provided in Section 3(g)(i), to the extent funds of the Company may be available for distribution by the Company, the Board may in its sole discretion (but shall not be obligated to) make distributions at any other time, or from time to time, to the Stockholders in accordance with their respective Pro Rata Portions.

(h)Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a member of the Board or officer of the Company, is or was providing services to the Company as a partner, director, officer, employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another Person against any liability asserted against him or her incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power or the obligation to indemnify him or her against such liability under this Agreement. If the Board determines that the Company and/or one or more Company Subsidiaries should purchase a “key-man” insurance policy on the life of a Stockholder, then such Stockholder agrees (i) to submit to any requested physical examination in connection with the Company’s or Company Subsidiary’s purchase

Exhibit 10.1

of such a key-man insurance policy and (ii) to cooperate fully in connection with the underwriting, purchase and/or retention of any such key-man insurance policy by the Company or Company Subsidiary.

4.Restrictions on Transfer of Shares.

(a)CMCA Shares. All Shares held by CMCA shall be freely Transferable by CMCA at any time; provided that such Transfer is in compliance with Section 5 and Section 6.

(b)Restriction on Transfer. The Other Stockholders may not, directly or indirectly, Transfer all or any part of their Shares voluntarily, or permit a Transfer of their Shares by operation of law or otherwise, without the written approval of the Board, unless such Transfer is (i) to the Company, (ii) to an Affiliate of such Stockholder or (iii) after the consummation of a Public Offering (such Transfer, a “Permitted Transfer”). Any Transfer which is permitted pursuant to this Section 4(b) shall be subject to compliance with Sections 4(c), 5, and 6.

(c)Rights of First Refusal.

(i)If any Other Stockholder desires to Transfer any Shares (a “Transferring Stockholder”) other than in connection with a Permitted Transfer, such Stockholder must first deliver a notice to the Company and CMCA that discloses in detail the identity of the Transferee(s) (including all parties that directly or indirectly hold interests in the Transferee), the proposed number, amount and type of Shares to be Transferred (the “Transfer Shares”), all of the other proposed terms and conditions of the Transfer (a “Transfer Notice”), and any other information reasonably requested by the Company and CMCA with respect to the Transfer or the Transferee, together with a complete and accurate copy of the Transferee’s written offer to purchase the Transfer Shares from the Stockholder. The delivery of the Transfer Notice to the Company and CMCA shall create the following two options:
(A)    First, the Company may elect to purchase all or any portion of the Transfer Shares at the price and on the terms specified in the Transfer Notice, by delivering written notice of such election to the Transferring Stockholder and CMCA as soon as practical, but in any event prior to 8:00 p.m., Chicago time, on the 15th day following delivery of the Transfer Notice (the “Company Election Period”); and

(B)    Second, if the Company has not elected to purchase all of the Transfer Shares within the Company Election Period, then CMCA may elect to purchase all or a portion of the Transfer Shares not elected to be purchased by the Company at the price and on the terms specified in the Transfer Notice, by delivering written notice of such election to the Transferring Stockholder and the Company as soon as practical, but in any event prior to 8:00 p.m., Chicago time, on the 30th day following delivery of the Transfer Notice.

(ii)If the Company or CMCA have elected to purchase all or any portion of the Transfer Shares, the Transfer of the Transfer Shares to the Company and CMCA shall be consummated as soon as practical following the delivery of the election notice, but in any event prior to 8:00 pm, Chicago time, on the 60th day following delivery of the Transfer Notice (the “Election Period”). If the Company or CMCA purchases any Transfer Shares pursuant to this Section 4(c), they shall be entitled to receive customary representations and warranties from the Transferring Stockholder as to ownership, title, authority to sell and the like regarding the Transfer Shares and to receive such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary to effect the purchase of the Transfer Shares.

(iii)If the Company and/or CMCA have not collectively elected to purchase all of the Transfer Shares, the Transferring Stockholder may Transfer all (but not less than all) of the remaining Transfer Shares to the Transferee at a price no less than the price specified in the Transfer Notice and on terms no more favorable to the Transferee than the terms specified in the Transfer Notice, within 90 days following the expiration of the Election Period. Any Transfer Shares not Transferred within such 90-day period shall be subject to the provisions of this Section 4(c) with respect to any subsequent Transfer.

(iv)If CMCA desires to Transfer any Shares other than in connection with a Permitted Transfer, CMCA must first deliver a notice to CRIC that discloses in detail the identity of the Transferee(s) (including all parties that directly or indirectly hold interests in the Transferee), the proposed number, amount and type of Shares to be Transferred (the “CMCA Transfer Shares”), all of the other proposed terms and conditions of the Transfer (a “CMCA Transfer Notice”), and any other information reasonably requested by CRIC with respect

Exhibit 10.1

to the Transfer or the Transferee, together with a complete and accurate copy of the Transferee’s written offer to purchase the CMCA Transfer Shares from CMCA. Upon delivery of the CMCA Transfer Notice to CRIC, CRIC may elect to purchase all or any portion of the CMCA Transfer Shares at the price and on the terms specified in the CMCA Transfer Notice, by delivering written notice of such election to CMCA as soon as practical, but in any event prior to 8:00 p.m., Chicago time, on the 15th day following delivery of the CMCA Transfer Notice.

(v)If CRIC has elected to purchase all or any portion of the CMCA Transfer Shares, the Transfer of the CMCA Transfer Shares to CRIC shall be consummated as soon as practical following the delivery of the election notice, but in any event prior to 8:00 pm, Chicago time, on the 60th day following delivery of the CMCA Transfer Notice (the “CRIC Election Period”). If CRIC purchases any CMCA Transfer Shares pursuant to this Section 4(c), they shall be entitled to receive customary representations and warranties from CMCA as to ownership, title, authority to sell and the like regarding the CMCA Transfer Shares and to receive such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary to effect the purchase of the CMCA Transfer Shares.

(vi)If CRIC has not elected to purchase all of the CMCA Transfer Shares, CMCA may Transfer all (but not less than all) of the remaining CMCA Transfer Shares to the Transferee at a price no less than the price specified in the CMCA Transfer Notice and on terms no more favorable to the Transferee than the terms specified in the CMCA Transfer Notice, within 90 days following the expiration of the CRIC Election Period. Any CMCA Transfer Shares not Transferred within such 90-day period shall be subject to the provisions of this Section 4(c) with respect to any subsequent Transfer.

5.Acceptance of Transfer. No Transfer of Shares shall be deemed effective, unless (i) such Transfer does not violate any applicable federal or state laws; (ii) the intended transferee of such Transfer is not a competitor of the Company or any Company Subsidiary; (iii) the Stockholder has complied with the provisions of this Section 5 and Section 6; and (iv) the Person to whom Shares are Transferred executes and delivers (A) whatever documents are deemed reasonably necessary by the Company to evidence such Person’s interest in, acceptance of and agreement with the terms and provisions of this Agreement, including, but not limited to, a Joinder Agreement signature page to this Agreement in substantially the form attached hereto as Exhibit A and, in the case of an individual intended transferee, execution by such intended transferee’s spouse of the Spousal Consent in the form attached hereto as Exhibit B, if applicable; and (B) unless waived by the Board, deliver to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act or applicable state securities laws is required in connection with such Transfer.

6.Tag-Along Rights.

(a)If, prior to the consummation of a Public Offering, one or more Stockholders holding Common Shares (the “Proposed Seller(s)”) propose to sell to a Third Party, in a transaction or series of related transactions, Common Shares representing 50% or more of the then-outstanding Common Shares (on a Fully Diluted Basis), then the Proposed Seller(s) shall first give written notice (the “Sale Notice”) to each of the other Stockholders (the “Offeree Stockholders”), stating that the Proposed Seller(s) desires to make such sale, referring to this Section 6, specifying the number of Shares proposed to be sold by the Proposed Seller(s) pursuant to the offer (the “Offer Shares”), and specifying the price, the form of consideration, name and description of the purchaser and the material terms pursuant to which such sale is proposed to be made.

(b)Within ten days of the date of receipt of the Sale Notice, each Offeree Stockholder shall deliver to the Proposed Seller(s) and to the Company a written notice stating whether the Offeree Stockholder elects to sell to such proposed transferee on the same terms, purchase price and conditions as the Proposed Seller(s) (with respect to each Offeree Stockholder, its “Tag-Along Shares”). Each such participation shall be based upon the pro rata share of Common Shares requested to be included by each Offeree Stockholder relative to the total number of Common Shares of all Offeree Stockholders electing to participate in such transfer. An election pursuant to the first sentence of this Section 6(b) shall constitute an irrevocable commitment by the Offeree Stockholder making such election to sell such Tag-Along Shares to the proposed transferee if the sale of Offer Shares to the proposed transferee occurs on the terms contemplated hereby. A sale to a proposed transferee pursuant to this Section 6 shall only be consummated if the proposed transferee shall purchase, within one hundred eighty (180) days of the date of the Sale Notice, concurrently with and on the same terms and conditions and at the same price as the Offer Shares and as specified in the Sale Notice, all of each Offeree Stockholder’s Tag-Along Shares with respect to such sale, in accordance with their elections pursuant to this Section 6, and subject to the last sentence thereof (the “Tag-Along Right”). Each Offeree Stockholder electing to sell Tag-Along Shares (a “Tag-Along Seller”) agrees to cooperate in consummating such a sale, including by becoming a party to the purchase and sale

Exhibit 10.1

agreement and all other appropriate related agreements, delivering, at the consummation of such sale, certificates and other instruments for such Shares, if any, duly endorsed for transfer, free and clear of all liens or other encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. Any Transfer by a Tag-Along Seller pursuant to this Section 6 shall be on the same terms as the terms on which the Proposed Seller(s) shall sell its Common Shares in any such Transfer (including with respect to representations, warranties, covenants and indemnities). In addition, each Tag-Along Seller shall be severally (but not jointly) responsible for its proportionate share (based on its Common Shares) of the third-party expenses of sale incurred by the sellers in connection with such sale (including investment banking and legal fees) and the monetary obligations and liabilities incurred by the sellers in connection with such sale; provided that a Tag-Along Seller’s total monetary obligations relating to indemnification for breach of representations and warranties shall not exceed the proceeds received by such Tag-Along Seller.

(c)Notwithstanding any other provision contained in this Section 6, there shall be no liability on the part of the Company or the Proposed Seller(s) in the event that a sale contemplated by this Section 6 is not consummated for any reason whatsoever. The decision whether to effect a transfer pursuant to this Section 6 shall be in the sole and absolute discretion of the Proposed Seller(s).

7.Legend. In the discretion of the Board, the issued and outstanding Shares may be represented by certificates. In addition to any other legend required with respect to a particular class, group or series of Shares, any such certificate shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS’ AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES (THE “COMPANY”) AND THE OTHER SIGNATORIES THERETO DATED AS OF JULY 14, 2016. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
The Company shall imprint such legend on certificates evidencing Shares outstanding prior to the date of this Agreement. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be restricted by the provisions of this Agreement.
8.Preemptive Rights. Each Stockholder shall have the preemptive rights set forth in this Section 8, and shall have no other preemptive rights with respect to the issuance of any Shares or other equity interest in the Company or any other securities of the Company convertible into, or carrying rights or options to purchase any such equity interest pursuant to the terms of this Agreement.

(a)If, at any time or from time to time prior to a Public Offering, the Company intends to issue or sell any additional Shares to CMCA (“Additional Securities”), the Company shall first notify each Stockholder in writing (a “Preemptive Rights Notice”) of such intended sale at least fifteen (15) days prior to the date of such sale, which notice shall contain the terms of the intended sale, including the purchase price and manner of payment (or the basis for determining the purchase price and other terms and conditions). Within ten (10) days after receipt of a Preemptive Rights Notice, any Stockholder (a “Participating Stockholder”) may notify the Company (a “Participation Notice”) that it will purchase Additional Securities on the terms set forth in the Preemptive Rights Notice. The Additional Securities which each Participating Stockholder will be entitled to purchase under this Section 8 will be determined as of the date of the consummation of such sale and will equal (x) the aggregate number of Additional Securities to be sold by the Company as described in the Preemptive Rights Notice, multiplied by (y) such Participating Stockholder’s Pro Rata Portion. In the event that the Company is issuing more than one type or class of security in connection with such issuance, the Participating Stockholder shall be required to purchase such Participating Stockholder’s ratable portion (as determined above) of all such types and classes of securities.

Exhibit 10.1

(b)The Company will be free to issue or sell Additional Securities for which the Stockholders have not delivered Participation Notices pursuant to Section 8(a), and which are the subject matter of the Preemptive Rights Notice within the ninety (90) day period after the date of the Preemptive Rights Notice at a price and on terms and conditions no more favorable to the purchaser than those contained in the Preemptive Rights Notice.

(c)Any Participation Notice given by a Participating Stockholder pursuant to this Section 8, when taken together with any Preemptive Rights Notice given by the Company, will constitute a binding legal agreement on the terms and conditions therein set forth, subject to the consummation of the transactions described in the Preemptive Rights Notice.
(d)Notwithstanding anything herein to the contrary, the preemptive rights granted in this Section 8 shall not apply to any of the following (collectively, “Excluded Issuances”): (i) Shares or Share Equivalents owned by the Stockholders as of the date hereof; (ii) issuances or sales of Shares or Share Equivalents occurring in connection with a public offering of securities, including a Public Offering; (iii) Shares issued upon conversion of any Shares, Share Equivalents or debt securities if such issuance is pursuant to the terms of such Shares, Share Equivalents or debt securities; (iv) Shares or Share Equivalents issued to employees, officers, directors, members of the Board, customers, vendors, suppliers, consultants, advisors or other service providers to any Company Subsidiary, including pursuant to equity purchase or equity option plans or other arrangements that are intended to serve as compensation or as an incentive for services and that are approved by the Board; (v) Shares or Share Equivalents issued pursuant to a merger, consolidation, acquisition or similar business combination or joint venture; (vi) Shares or Share Equivalents issued or issuable pursuant to any debt issuance to, or arrangement with (including, without limitation, any equipment leasing or other type of commercial financing arrangement or any debt financing), a party other than an Affiliate of the Company or any CMCA Party; or (vii) any issuance of Shares or Share Equivalents pursuant to any Share split or Share dividend.

No Stockholder may assign or otherwise transfer any of his, her or its rights pursuant to this Section 8.
9.[Reserved].

10.Reports. Within one-hundred and twenty (120) days after the end of each taxable year of the Company, the secretary or other authorized officer of the Company shall cause to be sent to each Person who was a Stockholder at any time during the taxable year then ended, that tax information concerning the Company which is necessary for preparing the Stockholder’s income tax returns for that year. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to each Stockholder, with reasonable promptness after becoming available to the Company, copies of the Company’s annual consolidated financial statements. Each Stockholder agrees that any information delivered to him, her or it hereunder shall be subject to the provisions of Section 12(b).

11.Non-Disparagement. Each Stockholder hereby individually covenants and agrees that such Stockholder and his, her or its Affiliates shall not, for so long as he, she or it is a holder of Shares, make or publish any statement (orally or in writing) that libels, slanders, disparages or otherwise defaces the goodwill or reputation (whether or not such disparagement legally constitutes slander) of any other Stockholder, the Company, any Company Subsidiary or any of their respective Affiliates, officers or directors.

12.Public Announcements; Confidentiality.

(a)No Stockholder shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the Board; provided, however, that any party hereto may make any public disclosure it believes in good faith is required by applicable law or stock exchange listing requirements (in which case the disclosing party will use its reasonable best efforts to advise the other parties prior to making the disclosure). To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made by the Board or any other party designated by the Board. Notwithstanding the foregoing, CMCA shall be permitted to issue press releases, make public announcements and communicate with shareholders, analysts, investors, employees, customers and suppliers without the consent or participation of the other parties hereto.

(b)Each Stockholder recognizes and acknowledges that he, she or it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its subsidiaries, including but not limited to confidential information of Company and its subsidiaries regarding financial information of the Company and its subsidiaries as well as identifiable, specific and discrete business opportunities being pursued by the Company or its subsidiaries (the “Confidential Information”). Except as otherwise agreed to by the Board, each Stockholder and its Affiliates (a “Bound Party”) (on behalf of itself and, to the extent that such Bound Party would be responsible for the

Exhibit 10.1

acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized directors, officers, representatives, agents and employees of the Company or its subsidiaries and as otherwise may be proper in the course of performing such Bound Party’s obligations, or enforcing such Bound Party’s rights, under this Agreement and the agreements expressly contemplated hereby; or (ii) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation; provided that, to the extent permitted by law, the Bound Party required to make such disclosure shall provide to the Board prompt notice of such disclosure. Nothing in this Section 12(b) shall in any way limit or otherwise modify any confidentiality covenants entered into by any Stockholder with the Company or any Company Subsidiary.

13.Termination of Status as Stockholder. From and after the date that a Stockholder or its transferees cease to own any Shares, it shall no longer be deemed to be a Stockholder for purposes of this Agreement and all rights it may have hereunder shall terminate. For the purposes of this Section 13, Shares owned by a transferee shall be deemed to be owned by the last Stockholder to own those Shares.

14.Amendment and Waiver. Except as otherwise set forth herein, the Board may amend, alter, change, repeal or waive any provision contained in this Agreement, and all rights conferred upon Stockholders herein are granted subject to this reservation; provided, however, that (i) no such amendment, alteration, change, repeal or waiver shall be effective without the approval of all of the holders of a majority of the issued and outstanding Common Shares voting together as a single class; (ii) any rights granted specifically to any Stockholder by name (as opposed to rights existing solely by virtue of holding Shares) shall not be amended in a manner adverse to such Person without his, her or its consent; (iii) no modification, amendment, alteration, change, repeal or waiver that would materially and adversely affect a Stockholder with respect to a class of Shares shall be effective against such Stockholder without the prior written consent of such Stockholder unless such modification, amendment, alteration, change, repeal or waiver materially and adversely affects the same rights and obligations of all Stockholders holding the same class of Shares, and (iv) any amendment of Section 3(d) or Section 15 shall require the approval of CMCA and CRIC; provided, however, that, without the approval of any of the Stockholders, the Board:

(a)may amend this Agreement to give effect to agreements with new Stockholders approved by the Board pursuant to the terms of this Agreement providing that such new Stockholders will be bound by the terms of this Agreement;

(b)may amend this Agreement (i) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of any stock exchange, the Securities and Exchange Commission, the Internal Revenue Service or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the Board deems to be in the best interests of the Company; (ii) to change the name of the Company; and (iii) to cure any ambiguity or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained herein or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, so long as such amendment under this clause (b)(iii) does not adversely affect the interests of the Stockholders hereunder in any respect;

(c)may amend this Agreement to make a change that is necessary or, in the opinion of the Board, advisable to qualify the Company as a corporation under the laws of any state, so long as such change does not adversely affect the Stockholders in any respect; and

(d)may amend this Agreement to make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Stockholders or the Board or the Company pursuant to the requirements of applicable law if the provisions of applicable law are amended, modified or revoked so that the taking of such action is no longer required.

An amendment, alteration, change, repeal or waiver shall become effective as of the date specified in the Board’s or, if required, Stockholder’s approval, as the case maybe, or, if none is specified, as of the date of such approval (or the latest of such approvals, if applicable).
15.Certain Rights of CRIC.

(a)In the event that the Company (i) fails to maintain the organization and good standing in each jurisdiction where its business so requires of the Company and the Company Subsidiaries, (ii) fails to file and pay material taxes

Exhibit 10.1

(including franchise taxes) or (iii) materially defaults under the Note or Deed of Trust, and the Company does not cure such failure or default within 30 days after receiving written notice of such failure or default from CRIC, then CRIC may (but shall not be obligated to), if such failure or default is curable by the payment of money, loan such amounts (together with any applicable fees, penalties and interest) to the Company in order for the Company to cure such failure or default. CMCA shall reimburse CRIC for any such loaned amounts within ninety (90) days following CRIC’s written demand to CMCA for such amounts, together with interest on such amounts from the date of CRIC’s written demand to CMCA until the date of repayment at a rate per annum equal to the greater of (x) the then-current Prime Rate plus five percent (5.0%) or (b) twelve percent (12.0%) (such loaned amount, together with any such interest accrued thereon, the “Loaned Amount”). If CMCA fails to so reimburse CRIC within such 90-day time period, then CRIC may elect to purchase all (but not less than all) of the Shares held by CMCA for a price equal to (x) 50% of the Contribution and Liability Satisfaction Amount (as defined in the Management Services Agreement) as of the closing date of such purchase (provided that the amount set forth in this clause (x) shall not exceed $10,000,000), minus (y) the Loaned Amount, by delivering written notice of such election to CMCA as soon as practical, but in any event prior to 8:00 p.m., Chicago time, on the 270th day following the expiration of such 90-day period. If CRIC has timely elected to purchase CMCA’s Shares pursuant to this Section 15(a), then the Transfer of such Shares to CRIC shall be consummated as soon as practical, but in any event prior to 8:00 pm, Chicago time, on the 30th day following delivery of the election notice. For the avoidance of doubt, if the applicable failure or default described in the first sentence of this Section 15(a) is not curable by the payment of money (and the Company has not cured such failure or default within 30 days after receiving written notice of such failure or default from CRIC), then CRIC may exercise and execute its repurchase rights set forth in this Section 15(a) without first loaning funds to the Company and seeking reimbursement from CMCA therefor.

(b)In the event that CMCA fails to reimburse CRIC for any Loaned Amount within the 90-day period set forth in Section 15(a) above, then, as an alternative to CRIC’s right to elect to purchase the Shares held by CMCA as provided in Section 15(a), CRIC may instead elect to have the Loaned Amount added to the Service Fees (as defined in the Management Services Agreement) payable to DGI-BNSF pursuant to the Management Services Agreement, by delivering written notice of such election to CMCA as soon as practical, but in any event prior to 8:00 p.m., Chicago time, on the 30th day following the expiration of such 90-day period. If CRIC has timely elected to have the Loaned Amount added to the Service Fees, then the Loaned Amount shall be added to the Applicable Fee Amount (as defined in the Management Services Agreement) and shall be paid to DGI-BNSF in accordance with the terms of the Management Services Agreement, and the Loaned Amount shall continue to accrue interest as stated in Section 15(a) until paid.

(c)Notwithstanding Section 15(a), Section 15(b) or anything else to the contrary contained herein, (i) CRIC shall not have any repurchase rights or any rights to increase Service Fees (as defined in the Management Services Agreement) pursuant to this Section 15 with respect to any failure or default described in the first sentence of Section 15(a) if such failure or default was caused in any way by CRIC’s breach of this Agreement or the Stock Purchase Agreement or by CRIC’s gross negligence, willful misconduct or fraud; and (ii) if CRIC fails to timely exercise and execute any of its rights set forth in this Section 15, then such rights shall terminate and shall be void and of no further force or effect with respect to the applicable failure or default that triggered such rights.

16.Severability. Should any provision of this Agreement be held to be enforceable only if modified, such holding shall not affect the validly of the remainder of this Agreement, the balance of which shall continue to be binding upon each Stockholder with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Stockholders further agree that any court or arbitrator is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the Stockholders as embodied herein to the maximum extent permitted by law. The Stockholders expressly agree that this Agreement as so modified shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

17.Notices, Consents, etc. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient, (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to each Stockholder at the address for such Stockholder on the books and records of the Company, or at such other address as may be furnished in writing and confirmed via email transmission.

Exhibit 10.1

18.Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

19.Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws.

20.Entire Agreement. This Agreement, the Preamble and all the Exhibits and Schedules attached to this Agreement (all of which shall be deemed incorporated in the Agreement and made a part hereof), set forth the entire understanding of the Stockholders with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the Stockholders, and shall be modified or amended as provided herein.

21.Articles of Incorporation. Each party to this Agreement shall take all action reasonably necessary to effectuate the terms and provisions set forth in the Company’s Articles of Incorporation.

22.Assignment. Except as otherwise specifically provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns.

23.Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

24.Counterparts; Deliveries. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Agreement invalid or unenforceable. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

25.Documents; Further Assurances. Each Stockholder will execute all documents and take such other actions as the Board may request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

26.Remedies. Each party hereto shall be entitled to enforce its rights hereunder specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other available rights. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any such party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief, without posting a bond or other security, in order to enforce or prevent any violation of the provisions of this Agreement.

27.Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

[signature page follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first written above.

COMPANY:
CMC INDUSTRIES, INC.
___________________________________
By:
Title:
STOCKHOLDERS:
CMC ACQUISITION LLC
___________________________________
By:
Title:
CRIC TRT ACQUISITION LLC
___________________________________
By:
Title:

Exhibit 10.1

EXHIBIT A
JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement of CMC Industries, Inc., a Texas corporation, dated as of July [14], 2016 (the ”Stockholders’ Agreement”), among the Stockholders named therein.
By executing and delivering this Joinder Agreement to the Stockholders’ Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement as a Stockholder. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in the Stockholders’ Agreement.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ___ day of _______________, 20___.
________________________________
Signature of Stockholder

________________________________
Print Name of Stockholder

Exhibit 10.1

EXHIBIT B
FORM OF SPOUSAL CONSENT
I, the spouse of ______________________________, hereby acknowledge that I have read the foregoing Stockholders’ Agreement of CMC Industries, Inc. (the “Stockholders’ Agreement”), which provides for the repurchase of my spouse’s Shares under certain circumstances and imposes other restrictions on the transfer or sale of such Shares. I agree that my spouse’s interest in the Shares is subject to the Stockholders’ Agreement, as from time to time amended, modified or supplemented, and any interest I may have in the Shares shall be irrevocably bound by the Stockholders’ Agreement, as amended, modified or supplemented and further that my community property interest, if any, shall be similarly bound by the Stockholders’ Agreement. To the extent that I have any interest in the Shares, I hereby agree to abide by and comply with the terms and conditions of the Stockholders’ Agreement as from time to time in effect.
I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Stockholders’ Agreement that I will waive such right.

______________________________
Signature of Spouse of Stockholder

______________________________
Name of Spouse of Stockholder

______________________________
Witness